Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Plastec Technologies, Ltd. on Form F-1 Amendment No. 4 of our report dated April 24, 2013, except for Note 21 which is as of July 10, 2013, on the consolidated financial statements of Plastec Technologies, Ltd. and to the reference to us under the heading "Experts" in the prospectus.

/s/ Dominic K.F. Chan & Co

Dominic K.F. Chan & Co.

Certified Public Accountants

Hong Kong

July 23, 2013